EXHIBIT 11.1

                         FHP INTERNATIONAL CORPORATION
                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                                  (unaudited)


                                                          For The
    (amounts in thousands,                          Three Months Ended
    except per share data)                              December 31,

                                                1994              1993
                                               _______           _______

    Primary earnings per share
      attributable to common stock:
       Net income attributable to
         common stock                          $14,697           $10,253
                                               =======           =======
       Weighted average number of
         common shares and common
         share equivalents:

           Common stock                         39,878            32,992
           Assumed exercise of options           1,356               541
                                               _______           _______

               Total shares                     41,234            33,533
                                               =======           =======
       Primary earnings per share
         attributable to common stock          $  0.36           $  0.31
                                               =======           =======
    Fully diluted earnings per share:

        Net income attributable to
          common stock assuming
          conversion of Series A
          cumulative convertible
          preferred stock                      $21,300           $10,253
                                               =======           =======
        Weighted average number of
          common shares and common
          share equivalents:

            Common stock                        39,879            32,992
            Assumed exercise of options          1,356               770
            Assumed conversion of
             Series A cumulative
             convertible preferred stock        16,961
                                               _______           _______
                Total shares, assuming
                 full dilution                  58,196            33,762
                                               =======           =======

        Fully diluted earnings per share       $  0.37(1)        $  0.30
                                               =======           =======

(1) This computation is submitted in accordance with Regulation S-K, Item 601(b)(11) although it is contrary to paragraph 40 of Accounting Principles Board Opinion No. 15 because it produces an anti-dilutive result.

                                                                    EXHIBIT 11.1


                         FHP INTERNATIONAL CORPORATION
                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                                  (unaudited)


                                                          For The
    (amounts in thousands,                            Six Months Ended
    except per share data)                              December 31,

                                                1994              1993
                                               _______           _______

    Primary earnings per share
      attributable to common stock:
       Net income attributable to
         common stock                          $29,912           $21,499
                                               =======           =======
       Weighted average number of
         common shares and common
         share equivalents:

           Common stock                         39,719            32,926
           Assumed exercise of options           1,325               589
                                               _______           _______

               Total shares                     41,044            33,515
                                               =======           =======
       Primary earnings per share
         attributable to common stock          $  0.73           $  0.64
                                               =======           =======
    Fully diluted earnings per share:

        Net income attributable to
          common stock assuming
          conversion of Series A
          cumulative convertible
          preferred stock                      $42,003           $21,499
                                               =======           =======
        Weighted average number of
          common shares and common
          share equivalents:

            Common stock                        39,719            32,926
            Assumed exercise of options          1,325               769
            Assumed conversion of
             Series A cumulative
             convertible preferred stock        16,961
                                               _______           _______
                Total shares, assuming
                 full dilution                  58,005            33,695
                                               =======           =======

        Fully diluted earnings per share       $  0.72           $  0.64
                                               =======           =======